Exhibit 10.11

BROADLEAF CAPITAL PARTNERS, INC.

3887 Pacific Street Las Vegas, NV 89121

(Tel) 650-3000

FAX(704) 697-8944

February 21, 2011

Daniels Corporate Advisory Company, Inc. 110 Wall Street, 11th Floor

New York, NY 10005

and

Parker Towers

104-60 Queens Blvd. 12th Floor

Forest Hills, NY 11375

Re: Consulting Services Agreement To: Arthur Viola

On an independent contractor basis, Broadleaf Capital Partners, Inc. (the "Company"), a Nevada corporation with MK #0000748268, hereby engages Daniels Corporate Advisory Company, Inc. ("DCAC"), as follows:

I. To assist the Company in (a) strategic business plans; (b) mergers and acquisitions; (c) capital structure; (d) bridge loan financings; (e) equity financings: and (I) any other consulting work requested by the Company from time to time on such additional terms and conditions to be agreed upon by the Parties in writing.

2. To assist the Company in engaging a qualified auditor to complete all Securitcs and Exchange Commission ("SEC") required Edgar filings on Forms 10-Q, 10-K. and 8-K as may be required from the last NT 10-Q filed May 16, 2005 and the last Ni' 10-K filed March 31. 2005 to the present (the "Period") so as to make the Company current in all said -filings with the SEC, including but not limited to, answering any SEC staff questions relating to said filings and any amendments to said filings that may be necessary.

3. The Company will engage the auditor pursuant to a standard engagement agreement satisfactory with the parties whereby the Auditor agrees to prepare all delinquent filings with the Securities and Exchange Commission (the "SEC") on behalf of the Company in accordance with the Sarbanes-Oxley Act of 2002, as amended. The auditor engagement agreement will he executed by all parties on or before February 25,2011.

4. The Company will provide you with access to all pertinent books and records for the Period.

5. The Company will promptly answer any and all information requests necessary to complete the delinquent filings.

6. The Company will pay a flat fee of $18,500 (the "Fee") for the completion of the delinquent filings inclusive of Edgar fees.

7. The Company agrees to pay the Fee into the attorney escrow account of John E. Dolkart, Jr.. Attorney at Law, 1750 Kenner Blvd., Suite 416, San Diego, CA 92101 on or before February 25, 2011 with written instructions as follows:

(a) To pay DCAC and/or its designees 2,000,000 shares of the Company upon agreement signing;

(h) to pay DCAC $9,250.00 as an engagement retainer on or before February 25, 201 1;

(c) To pay DCAC $9,250.00, 60 days from signing of Consulting and Audit Agreements for the filings of all the necessary reports to bring Broadleaf Current with the SEC. This payment will be made on time (within 60 days from Agreement / Engagement Letter Signing) as part of this payment will be used to pay for the Edgar fees for the entire filings;

8. DCAC agrees to act as the Company's agent and attorney-in-fact to pay the auditor all monies due under the audit engagement agreement.

9. The parties agree that time is of the essence

10. Any disputes relating to this Agreement will he resolved by arbitration before the American Arbitration Association in accordance with its commercial rules in Las Vegas, NV. All parties will hear their own costs and attorney's fees.

11. This Agreement may be executed in multiple counterparts by facsimile signatures each of which will be deemed an original.

Very truly yours.

Broadleaf Capital Partners, Inc.

By:/s/    J. Michael King

By:/s/    D. M. Steward

Accepted and Agreed to:

Daniels Corporate Advisory Company, Inc.

By:/s/ Arthur D. Viola Authorize Signatory Namc: Arthur D. Viola Title: Chairman & CEO

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